Exhibit 99.1

Rudolph Technologies Appoints Debbora Ahlgren as
Vice President of Global Customer Operations

Wilmington, Mass. (May 9, 2016)-Rudolph Technologies, Inc. (NYSE: RTEC) is pleased to announce the appointment of Debbora Ahlgren as vice president of global customer operations, leading the company’s sales and service organization.

“Debbora’s extensive field operations experience for both large and small fast-growing companies brings a wide range of knowledge and resources to Rudolph,” said Mike Plisinski, Rudolph’s chief executive officer. “With more than 25 years of experience in the semiconductor and related electronics industries, she brings a comprehensive perspective to strengthen Rudolph’s value proposition of coupling equipment with software for a unique total solution for many processing challenges facing semiconductor manufacturers today.”

“I’m pleased to be joining Rudolph at a pivotal point in the company’s growth,” said Debbora Ahlgren, vice president, global customer operations at Rudolph. “With multiple exciting growth markets in our path, I am excited to lead Rudolph’s strong field operations teams to optimize our solutions to best serve our customers.”

Prior to joining Rudolph Technologies, Ahlgren served in a variety of executive roles, including vice president and general manager for field operations for Agilent Technologies, and vice president of sales and marketing for OptimalPlus. In these roles, Ahlgren was responsible for the sustained and profitable growth of the organizations through strong relationships with integrated device manufacturers (IDMs), outsourced assembly and test (OSAT) suppliers, foundries and fabless design firms. Her experience spans both capital equipment and enterprise software for the semiconductor industry.

Ahlgren’s expertise in capital equipment encompasses the semiconductor and printed circuit board industries. She has prior experience working directly for Agilent Technologies, Cascade Microtech, KLA-Tencor, Schlumberger and Verigy (now part of Advantest). As a consultant, she provided technical and strategic marketing guidance to Hewlett-Packard, Xerox Corporation and NEC Corporation of America.

About Rudolph Technologies
Rudolph Technologies, Inc. is a leader in the design, development, manufacture and support of defect inspection, lithography, process control metrology, and process control software used by semiconductor and advanced packaging device manufacturers worldwide. Rudolph delivers comprehensive solutions throughout the fab with its families of proprietary products that provide critical yield-enhancing information, enabling microelectronic device manufacturers to drive down costs and time to market of their devices. Headquartered in Wilmington, Massachusetts, Rudolph supports its customers with a worldwide sales and service organization. Additional information can be found on the Company’s website at www.rudolphtech.com.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”) which include Rudolph’s business momentum and future growth and Rudolph’s ability to strengthen our market position as well as other matters that are not purely historical data. Rudolph wishes to take advantage of the “safe harbor” provided for by the Act and cautions that actual results may differ materially from those projected as a result of various factors, including risks and uncertainties, many of which are beyond Rudolph’s control. Such factors include, but are not limited to, the company’s ability to leverage its resources to improve its positions in its core markets and fluctuations in customer capital spending. Additional information and considerations regarding the risks faced by Rudolph are available in Rudolph’s Form 10-K report for the year ended December 31, 2015 and other filings with the Securities and Exchange Commission. As the forward-looking statements are based on Rudolph’s current expectations, the company cannot guarantee any related future results, levels of activity, performance or achievements. Rudolph does not assume any obligation to update the forward-looking information contained in this press release.

Contacts:

Investors:
Steven R. Roth
973.448.4302
steven.roth@rudolphtech.com

Guerrant Associates
Laura Guerrant-Oiye
Principal
808.882.1467
lguerrant@guerrantir.com

Trade Press:
MindWrite Communications, Inc.
Sandy Fewkes
408.224.4024
sandy@mind-write.com